Consent of Independent Certified Public Accountants

   We have issued our report dated July 24, 2002 accompanying the financial statements of Van Kampen Focus Portfolios, Series 233 as of May 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

September 24, 2002
Chicago, Illinois